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                                                                     Exhibit 3.4
                          CERTIFICATE OF AMENDMENT OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           NATIONWIDE ELECTRIC, INC.
                           -------------------------

          The undersigned, Nationwide Electric, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation, in accordance with the General Corporation Law of Delaware, does hereby make and execute this Certificate of Amendment of the Certificate of Incorporation and does hereby certify that:

          I. The following resolutions proposed by the Board of Directors and adopted by the stockholders of the Corporation set forth the amendments adopted:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of ARTICLE IV and inserting in lieu thereof the following paragraph:

               The total number of shares of capital stock which may be issued by the Corporation is 42,450,000 shares, of which 30,000,000 shares shall be Common Stock, par value $0.01 per share, 1,200,000 shares shall be Class A Nonvoting Common Stock, par value $0.01 per share, 1,250,000 shares shall be Class B Nonvoting Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.

          FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation be further amended by adding in ARTICLE IV thereof, immediately following the section entitled "GENERAL PROVISIONS RELATING TO CLASS A NONVOTING COMMON STOCK" the following new section entitled "GENERAL PROVISIONS RELATING TO CLASS B NONVOTING COMMON STOCK":

                         GENERAL PROVISIONS RELATING TO
                         CLASS A NONVOTING COMMON STOCK

               1. The Class B Nonvoting Common Stock shall have all of the powers, preferences and rights of the Common Stock except that the Class B Nonvoting Common Stock shall not have any voting rights.

               2. The Class B Nonvoting Common Stock shall be convertible at the option of the holder thereof into the Class B Conversion Shares (as defined below).
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               3.  No fractional shares of Common Stock shall be issued upon conversion of the Class B Nonvoting Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of such fractional shares of Common Stock as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive.

               4. The Corporation shall at all times when the Class B Nonvoting Common Stock shall be outstanding, reserve and keep available out of the authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class B Nonvoting Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Nonvoting Common Stock.

               5. Each share of Class B Nonvoting Common Stock shall be converted, in accordance with these General Provisions, into one share of Common Stock, adjusted as follows ("Class B Conversion Share"). In case the Corporation shall hereafter: (i) subdivide its outstanding shares of Common Stock; (ii) combine its outstanding Common Stock into a smaller number of shares; or (iii) issue other securities of the Corporation by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the number and kind of Class B Conversion Shares at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the owner of any Class B Nonvoting Common Stock converted after such date shall be entitled to receive the number and kind of Conversion Shares which, if such Class B Nonvoting Common Stock had been converted immediately prior to such time, he or she would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur; appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made to apply these General Provisions to any Class B Conversion Shares which are not Common Stock in a manner as similar as possible to that for the Common Stock. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Class B Nonvoting

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          Common Stock shall automatically convert into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Class B Nonvoting Common Stock would have been entitled upon such consolidation, merger or sale; appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made to apply these General Provisions to any Class B Conversion Shares which are not Common Stock in a manner as similar as possible to that of the Common Stock.

               6. As long as any Class B Nonvoting Common Stock of this Corporation is outstanding, this Corporation shall not without the consent of the holders of at least two-thirds of the outstanding Class B Nonvoting Common Stock, given in person or by proxy at a meeting of stockholders called for that purpose, or given in writing:

                    (a) Amend or repeal any provision of the Certificate of
               Incorporation of this Corporation or any amendment thereof or add any provision to such Certificate, if such action would alter the preferences, special rights or powers of the Class B Nonvoting Common Stock so as to affect that stock adversely; or

                    (b) Authorize or create, or increase the authorized amount of, any stock ("Prior Preference Stock") having preferential rights (to dividends or to assets on the dissolution, liquidation or winding up of this Corporation) which are prior to those of the Class B Nonvoting Common Stock; or

                    (c) Authorize or create any stock, security, debt or
               obligation convertible into or exchangeable for Prior Preference Stock or evidencing the right to purchase Prior Preference Stock; or

                    (d) Increase the authorized amount of Class B Nonvoting
               Common Stock or authorize or increase the authorized amount of any other stock; or

                    (e) Reclassify any shares of Common Stock or any shares of junior stock that may hereafter be created into Prior Preference Stock, Class B Nonvoting Common Stock, or any stock having preferential rights to dividends or to assets of this Corporation on dissolution, liquidation or winding up, which

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               are on a parity with those of the Class B Nonvoting Common Stock;
               or

                    (f) By voluntary action dissolve, liquidate or wind up the
               Corporation, or sell, lease or convey all or substantially all of the assets of the Corporation (but, the execution and delivery of a mortgage, deed of trust or instrument of pledge, covering all or substantially all of the assets of the Corporation shall not be considered a sale or conveyance thereof); or

                    (g) Effect the merger or consolidation of the Corporation, unless: (i) the surviving or resulting corporation (which may be this Corporation or another corporation) will have, immediately after the merger or consolidation, no stock either authorized or outstanding ranking prior to or on a parity with the Class B Nonvoting Common Stock as to dividends or as to assets upon dissolution, liquidation or winding up of the surviving or resulting corporation, except the same or a lesser number of shares of stock having such priority or parity with the same or lesser rights, preferences and powers as the stock of this Corporation authorized and outstanding immediately before the merger or consolidation; and (ii) each holder of Class B Nonvoting Common Stock immediately before the merger or consolidation shall be entitled to retain or receive the same number of shares (with the same rights, preferences and powers) of the resulting corporation.

               Any action specified in this Section 6 as requiring the consent of the holders of two-thirds of the outstanding Class B Nonvoting Common Stock may (unless otherwise provided by statute or this Certificate of Incorporation) be taken with that consent.

                    (h) As long as any Class B Nonvoting Common Stock is
               outstanding, this Corporation shall not without the consent of the holders of all the outstanding Class B Nonvoting Common Stock (given in person or by proxy at a meeting of stockholders called for that purpose, or given in writing) amend, repeal or add to
               Section 6 of these General Provisions.

          FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be further amended by deleting paragraph 1 of ARTICLE XIII and inserting in lieu thereof the following new paragraph 1:

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               1.  In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66-2/3%) or more of the combined voting power of the then outstanding shares of Voting Stock (as defined in Section 1 of ARTICLE VIII), voting together as a single class shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLES V, VII, X and XIV.

          FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation be further amended by adding an Article XIV thereto, which
     Article XIV shall read as follows:

                                  ARTICLE XIV

               1. The original Bylaws of the Corporation shall be adopted in any manner provided by law.

               2. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of not less than a majority of the whole Board of Directors.

               3. Notwithstanding any other provisions in this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws of the Corporation only upon the affirmative vote of two-thirds (66-2/3%) or more of the combined voting power of the then outstanding shares of Voting Stock (as defined in Section 1 of ARTICLE VIII) voting together as a single class.

               4. In addition to any requirements of any other provisions of the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding shares of Voting Stock voting together as a single class shall be required to amend,

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          alter or repeal, or adopt any provisions in the Certificate of
          Incorporation inconsistent with this ARTICLE XIV.

          II. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law, as amended.

          IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President and attested by its Secretary as of October 20, 1998, and each of them does hereby affirm and acknowledge that this Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true.

                                    NATIONWIDE ELECTRIC, INC.


                                    By:  /s/ Frederick C. Green, IV
                                       -----------------------------
                                         Frederick C. Green, IV
                                         President and CEO

(CORPORATE SEAL)


ATTEST:


By: /s/ Frank R. Clark
   -----------------------
     Frank R. Clark
     Secretary

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